Exhibit 99.3
[PRELIMINARY COPY - SUBJECT TO COMPLETION JULY 16, 2009]

YOUR VOTE IS IMPORTANT
Please complete, date, sign and mail

your proxy card in the envelope provided

as soon as possible.
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

PROXY
VALIDUS HOLDINGS, LTD.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned holder of voting common shares, $0.175 par value per share (the “Validus Shares”), of Validus Holdings, Ltd. hereby appoints Edward J. Noonan and C. Jerome Dill, and/or each of them with full power of substitution and resubstitution, to be its proxy and to vote for the undersigned on all matters arising at the Validus Special Meeting of Shareholders or any adjournment or postponement thereof, and to represent the undersigned at such meeting or any adjournment or postponement thereof.
     THE SHARES REPRESENTED HEREBY WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED HEREIN. IF A SIGNED PROXY CARD IS RETURNED AND NO INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED “FOR” THE PROPOSALS ON THE REVERSE HEREOF, ALL SAID ITEMS BEING FULLY DESCRIBED IN THE NOTICE OF SUCH MEETING, DATED [●], 2009, AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH ARE ACKNOWLEDGED. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF. THIS PROXY WILL REVOKE (OR BE USED BY THE PROXIES TO REVOKE) ANY PRIOR PROXY DELIVERED IN CONNECTION WITH THE VALIDUS SPECIAL MEETING OF SHAREHOLDERS.
(Continued and to be marked, dated and signed, on the other side)

THERE ARE THREE WAYS TO AUTHORIZE THE PROXIES TO CAST YOUR VOTES
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

On a touch tone telephone, call TOLL FREE (866) 367-5524, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your instruction card ready, and then follow the prerecorded instructions. Your instructions will be confirmed and votes cast as you direct. This method is available until 11:59 p.m., Eastern Daylight Time on [  •  ], 2009.
	Visit the Internet website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. This method is available until 11:59 p.m., Eastern Daylight Time on [ • ], 2009.	Simply complete, sign and date your proxy card and return it in the postage-paid envelope. If you are using telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER	CONTROL NUMBER

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS BELOW.

Vote on Proposal

	For	Against	Abstain
(1) To approve the issuance of voting common shares, $0.175 par value per share, of Validus Holdings, Ltd. in connection with the acquisition of all of the outstanding shares of IPC Holdings, Ltd. pursuant to the Amalgamation Agreement (as defined in the enclosed proxy statement) or otherwise.
	☐	☐	☐

(2) To approve the adjournment of the Validus Special Meeting of Shareholders for the solicitation of additional proxies in favor of the above proposal, if necessary.	☐	☐	☐
In their discretion, the proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the Validus Special Meeting of Shareholders of Validus Shares or any adjournment or postponement thereof.
Please sign exactly as your name(s) appear(s) hereon. If you are acting as an attorney-in-fact, corporate officer, or in a fiduciary capacity, please indicate the capacity in which you are signing.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date